UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2012

TRIO MERGER CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35471	27-4867100
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

777 Third Avenue, 37th Floor, New York, New York 10017

(Address of Principal Executive Offices) (Zip Code)

(212) 319-7676

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

COMMENCING SHORTLY AFTER THE FILING OF THIS CURRENT REPORT ON FORM 8-K, TRIO MERGER CORP. (“TRIO”) INTENDS TO HOLD PRESENTATIONS FOR CERTAIN OF ITS STOCKHOLDERS, AS WELL AS OTHER PERSONS WHO MIGHT BE INTERESTED IN PURCHASING TRIO SECURITIES, REGARDING ITS MERGER WITH SAEXPLORATION HOLDINGS, INC. (“SAE”), AS DESCRIBED IN THIS REPORT. THIS CURRENT REPORT ON FORM 8-K, INCLUDING SOME OR ALL OF THE EXHIBITS HERETO, WILL BE DISTRIBUTED TO PARTICIPANTS AT SUCH PRESENTATIONS.

EARLYBIRDCAPITAL, INC. (“EBC”), THE MANAGING UNDERWRITER OF TRIO’S INITIAL PUBLIC OFFERING (“IPO”) CONSUMMATED IN JUNE 2011, IS ACTING AS TRIO’S INVESTMENT BANKER IN THESE EFFORTS, FOR WHICH IT WILL RECEIVE A FEE OF $2,415,000. TRIO AND ITS DIRECTORS AND EXECUTIVE OFFICERS AND EBC MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF TRIO STOCKHOLDERS TO BE HELD TO APPROVE THE MERGER.

STOCKHOLDERS OF TRIO AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, TRIO’S PRELIMINARY PROXY STATEMENT/INFORMATION STATEMENT AND DEFINITIVE PROXY STATEMENT/INFORMATION STATEMENT IN CONNECTION WITH TRIO’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THESE PROXY STATEMENTS/INFORMATION STATEMENTS WILL CONTAIN IMPORTANT INFORMATION. SUCH PERSONS CAN ALSO READ TRIO’S FINAL PROSPECTUS, DATED JUNE 21, 2011, AND TRIO’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2011, FOR A DESCRIPTION OF THE SECURITY HOLDINGS OF THE TRIO OFFICERS AND DIRECTORS AND OF EBC AND THEIR RESPECTIVE INTERESTS AS SECURITY HOLDERS IN THE SUCCESSFUL CONSUMMATION OF THE MERGER. THE DEFINITIVE PROXY STATEMENT/INFORMATION STATEMENT WILL BE MAILED TO STOCKHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE MERGER. STOCKHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT/INFORMATION STATEMENT, WITHOUT CHARGE, BY DIRECTING A REQUEST TO: TRIO MERGER CORP., 777 THIRD AVENUE, 37TH FLOOR, NEW YORK, NEW YORK 10017. THE PRELIMINARY PROXY STATEMENT/INFORMATION STATEMENT AND THE DEFINITIVE PROXY STATEMENT/INFORMATION STATEMENT, ONCE AVAILABLE, AND THE FINAL PROSPECTUS AND ANNUAL REPORT ON FORM 10-K CAN ALSO BE OBTAINED, WITHOUT CHARGE, AT THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET SITE (http://www.sec.gov).

SAE’S FINANCIAL INFORMATION AND DATA CONTAINED HEREIN AND IN THE EXHIBITS HERETO ARE UNAUDITED AND/OR WERE PREPARED BY SAE AS A PRIVATE COMPANY AND DO NOT CONFORM TO SEC REGULATION S-X. FURTHERMORE, THEY INCLUDE CERTAIN FINANCIAL INFORMATION (EBITDA) NOT DERIVED IN ACCORDANCE WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (“GAAP”). ACCORDINGLY, SUCH INFORMATION AND DATA WILL BE ADJUSTED AND PRESENTED DIFFERENTLY IN TRIO’S PRELIMINARY AND DEFINITIVE PROXY STATEMENTS/INFORMATION STATEMENTS TO SOLICIT STOCKHOLDER APPROVAL OF THE MERGER. TRIO AND SAE BELIEVE THAT THE PRESENTATION OF NON-GAAP MEASURES PROVIDES INFORMATION THAT IS USEFUL TO INVESTORS AS IT INDICATES MORE CLEARLY THE ABILITY OF SAE TO MEET CAPITAL EXPENDITURES AND WORKING CAPITAL REQUIREMENTS AND OTHERWISE MEET ITS OBLIGATIONS AS THEY BECOME DUE.

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ADDITIONAL INFORMATION AND FORWARD-LOOKING STATEMENTS

This report and the exhibits hereto are not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Trio or SAE, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

This report and the exhibits hereto include “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. SAE’s actual results may differ from its expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Trio’s and SAE’s expectations with respect to future performance, anticipated financial impacts of the merger and related transactions; approval of the merger and related transactions by security holders; the satisfaction of the closing conditions to the merger and related transactions; and the timing of the completion of the merger and related transactions.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the parties’ control and difficult to predict. Factors that may cause such differences include: business conditions; weather and natural disasters; changing interpretations of GAAP; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the business in which SAE is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of SEISMIC ACQUISITION services; general economic conditions; and geopolitical events and regulatory changes. Other factors include the possibility that the merger does not close, including due to the failure to receive required security holder approvals, or the failure of other closing conditions.

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The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Trio’s most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning Trio and SAE, the merger, the related transactions or other matters and attributable to Trio and SAE or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Neither Trio nor SAE undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Item 1.01               Entry into a Material Definitive Agreement.

General; Structure of Merger

On December 10, 2012, Trio Merger Corp., a Delaware corporation (“Trio”), entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) by and among Trio, Trio Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Trio (“Merger Sub”), SAExploration Holdings, Inc., a Delaware corporation (“SAE”), and CLCH, LLC, an Alaskan limited liability company and holder of a majority of SAE’s outstanding common stock and all of SAE’s outstanding Series A Preferred Stock (“Stockholder”). Upon the consummation of the transactions contemplated by the Merger Agreement, SAE will be merged with and into Merger Sub, with Merger Sub surviving the merger and remaining a wholly-owned subsidiary of Trio. Upon the consummation of the merger contemplated by the Merger Agreement, Trio will change its name to “SAExploration Holdings, Inc.”

SAE is a geophysical services company offering seismic data acquisition services to the oil and gas industry in North America, South America, and Southeast Asia. SAE provides a full range of services related to the acquisition of 2D, 3D and 3C (Multi-Component) seismic data projects on land, in transition zones between land and water and in shallow water.

The merger is expected to be consummated in the first or second quarter of 2013, after the required approval by the stockholders of Trio and the fulfillment of certain other conditions, as described herein and in the Merger Agreement.

The following summaries of the merger and related transactions, the Merger Agreement and the other agreements to be entered into by the parties are qualified in their entirety by reference to the text of the agreements, certain of which are attached as exhibits hereto and are incorporated herein by reference.

Merger Consideration

Closing Merger Consideration The SAE stockholders, in exchange for all of the common stock of SAE outstanding immediately prior to the merger, will receive from Trio:

•	An aggregate of 6,448,413 shares of Trio’s common stock;
•	An aggregate of $7,500,000 in cash;
•	An aggregate of $17,500,000 represented by a promissory note to be issued by Trio; and
•	The right to receive a number of EBITDA Shares (as described below) for each year with respect to which the EBITDA targets have been met.

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The cash merger consideration will be paid, and the promissory note in the original principal amount of $17,500,000 will be issued, to the Stockholder, as representative for the SAE stockholders, and the Stockholder will either administer distribution of the amounts payable thereunder or, upon request and submission of their outstanding promissory note, have Trio reissue the original amount of such promissory note into multiple promissory notes in the amounts and to such SAE stockholders as Stockholder designates. The principal of the promissory note is due and payable in one installment on the tenth anniversary of the merger. Interest will accrue on the principal amount at a rate of 10% per annum, and accrued interest will be payable in cash, unless prohibited by the subordination terms of the promissory note or SAE’s existing credit agreement, semi-annually during each year until maturity. Trio will have the right to prepay the promissory note at any time without premium or penalty, subject to the subordination terms of the promissory note and SAE’s existing credit agreement. The promissory note will be unsecured and subordinated to SAE’s existing credit facility.

Additionally, Trio will pay to the Stockholder an aggregate of $5,000,000 in cash for all of SAE’s outstanding shares of Series A Preferred Stock.

EBITDA Shares. The SAE stockholders will be entitled to receive additional payments of shares of Trio common stock based on the combined company’s achievement of specified EBITDA targets in the fiscal years ending December 31, 2013 and 2014. Such payments are referred to in the Merger Agreement as “EBITDA Shares.” The following table sets forth the EBITDA targets and the range of EBITDA shares issuable to the SAE stockholders upon the achievement of such targets:

	EBITDA Target		EBITDA Share Range
	Minimum	Maximum	Minimum	Maximum
Fiscal year ending 12/31/13	$46,000,000	$50,000,000	248,016	496,032
Fiscal year ending 12/31/14	$52,000,000	$56,000,000	248,016	496,032

In the event that EBITDA falls within the minimum and maximum EBITDA targets, the number of shares to be issued will be interpolated between such targets. In the event that the minimum EBITDA target is not met in any particular year but the combined company’s cumulative EBITDA over the two year period is between $98,000,000 and $106,000,000, the SAE stockholders will be entitled to the pro rata number of EBITDA Shares they would have been entitled to if each individual yearly EBITDA target was met.

EBITDA is defined in the Merger Agreement to mean for the applicable fiscal year, using results and expenses taken from the audited financial statements of Trio, but excluding any results and expenses attributable to businesses acquired after the date of the Merger Agreement, the following calculation: income before provision for income taxes, plus interest expense, less interest income, plus depreciation and amortization, plus any expenses arising solely from the merger charged to income in such fiscal year. In addition, any expenses of Trio incurred prior to the closing of the merger that are included in Trio’s 2013 income statement will be excluded for purposes of the EBITDA calculation.

Lock-Up

The stockholders of SAE will not be able to sell any of the shares of Trio common stock that they receive upon closing of the merger for twelve months after the closing, subject to certain exceptions.

Registration Rights

The Stockholder and any other SAE stockholder who would be deemed to be an “affiliate” of Trio pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (“Securities Act”), will be granted the right to demand that Trio register for resale under the Securities Act all of the shares of Trio common stock to be issued to it in the transaction. In addition, such stockholders will be granted certain “piggyback” registration rights with respect to such shares.

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Indemnification of Trio

To provide a fund for payment to Trio with respect to its post-closing rights to indemnification under the Merger Agreement for breaches of representations and warranties and covenants by SAE and its subsidiaries and the Stockholder, there will be placed in escrow (with an independent escrow agent) an aggregate of 545,635 of the shares issuable to the SAE stockholders at closing (“Indemnity Escrow Fund”). The escrow will be the sole remedy for Trio for its rights to indemnification under the Merger Agreement. Claims for indemnification may be asserted against the Indemnity Escrow Fund by Trio once its damages exceed a $500,000 threshold and will be reimbursable to the full extent of the damages in excess of such amount. On the date that is the later of (i) 30 days after the date on which Trio has filed its Annual Report on Form 10-K for its 2013 fiscal year or (ii) one year after the closing of the merger, the escrow agent shall release 272,818 of the original number of escrow shares, less that number of escrow shares applied in satisfaction of or reserved with respect to indemnification claims made prior to such date, to the SAE stockholders. The remaining escrow shares will be available for indemnification only with respect to tax indemnification claims and environmental indemnification claims and will be released on the date that is 30 days after the date on which Trio has filed its Annual Report on Form 10-K for its 2015 fiscal year, less any shares reserved to satisfy tax or environmental indemnification claims made prior to such date.

Representations and Warranties

The Merger Agreement contains representations and warranties of SAE, the Stockholder, Trio and Merger Sub relating to, among other things, (a) proper organization and similar corporate matters, (b) capital structure of each constituent company, (c) the authorization, performance and enforceability of the Merger Agreement, (d) licenses and permits, (e) taxes, (f) financial information and absence of undisclosed liabilities, (g) holding of leases and ownership of real property and other properties, including intellectual property, (h) accounts receivable, (i) contracts, (j) title to, and condition of, properties and environmental condition thereof, (k) absence of certain changes, (l) employee matters, (m) compliance with laws, (n) litigation and (o) regulatory matters.

Covenants

Trio and SAE have each agreed to take such actions as are necessary, proper or advisable to consummate the merger. They have also agreed to continue to operate their respective businesses in the ordinary course prior to the closing and not to take certain specified actions without the prior written consent of the other party.

The Merger Agreement also contains additional covenants of the parties, including, among others, covenants providing for:

(i)	The parties to use commercially reasonable efforts to obtain all necessary approvals from governmental agencies and other third parties that are required for the consummation of the transactions contemplated by the Merger Agreement;

(ii)	The protection of confidential information of the parties and, subject to the confidentiality requirements, the provision of reasonable access to information;

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(iii)	The preparation and filing by Trio of a proxy statement/information statement to (1) solicit proxies from the Trio stockholders to vote on proposals regarding the approval of the merger, the change of Trio’s name to “SAExploration Holdings, Inc.,” an amendment to Trio’s amended and restated certificate of incorporation to change its corporate existence to be perpetual and to delete certain portions thereof that will no longer be applicable after the merger or that are addressed by the Delaware General Corporation Law, the adoption of a stock option plan providing for the granting of options and other stock-based awards in an amount equal to 5% of the outstanding shares following the closing of the merger and, if necessary, adjournment of the special meeting and (2) inform holders of Trio’s warrants of the amendments to such warrants described below in the section under the heading “Warrant Amendment and Exchange Offer”;

(iv)	Trio and SAE to use their commercially reasonable efforts to obtain the listing of Trio’s common stock on the New York Stock Exchange or Nasdaq or quotation on the OTC Bulletin Board;

(v)	SAE and the Stockholder to waive their rights to make claims against Trio to collect from the trust fund established for the benefit of the holders of the shares sold in Trio’s IPO (“Public Shares”) for any monies that may be owned to them by Trio; and

(vi)	SAE to provide periodic financial information to Trio through the closing.

Conditions to Closing

General Conditions

Consummation of the transactions is conditioned on (i) the Trio stockholders, at a meeting called for these purposes, approving the merger, (ii) the holders of fewer than 496,032 of the Public Shares exercising their right to convert their Public Shares into a pro-rata portion of the trust fund, (iii) the listing of Trio’s common stock on the New York Stock Exchange or Nasdaq or quoted on the OTC Bulletin Board and (iv) an amendment being made to SAE’s current credit facility to permit consummation of the transactions contemplated by the Merger Agreement.

In addition, the consummation of the transactions contemplated by the Merger Agreement is conditioned upon, among other things, (i) no order, injunction, judgment or decree being issued by any governmental authority or enactment of any statute, rule, regulation or other order which would prohibit in whole or in part, the consummation of such transactions, (ii) the execution by and delivery to each party of each of the various transaction documents, (iii) the delivery by each party to the other party of a certificate to the effect that the representations and warranties of each party are true and correct in all material respects as of the closing and all covenants contained in the Merger Agreement have been materially complied with by each party and (iv) the receipt of all necessary consents and approvals by third parties and the completion of necessary proceedings.

Trio’s Conditions to Closing

The obligations of Trio to consummate the transactions contemplated by the Merger Agreement, in addition to the conditions described above, are conditioned upon each of the following, among other things:

•	there being no material adverse effect affecting SAE that has occurred since the signing of the Merger Agreement;

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•	holders of no more than ten percent (10%) of the shares of any class of securities of SAE shall have exercised their appraisal rights;

•	employment agreements with certain SAE employees shall have been executed and delivered by SAE and such individuals;

•	(i) all outstanding indebtedness owned by any insider of SAE shall have been repaid in full; (ii) all guaranteed or similar arrangements pursuant to which SAE has guaranteed the payment or performance of any obligations of any SAE insider to a third party shall have been terminated; and (iii) no SAE insider shall own any direct equity interests in any subsidiary of SAE; and

•	receipt by Trio of opinions of SAE’s counsel and of Stockholder’s counsel in agreed forms.

SAE’s Conditions to Closing

The obligations of SAE to consummate the transactions contemplated by the Merger Agreement also are conditioned upon, among other things:

•	there being no material adverse effect affecting Trio that has occurred since the signing of the Merger Agreement;

•	certain officers and directors of Trio shall have resigned effective on the closing of the merger;

•	Trio shall have arranged for funds remaining in the trust account to be dispersed to Trio upon the closing of the merger;

•	Certain of Trio’s founding stockholders shall have executed the Founding Stockholders’ Proxy Letters (defined below) and provided a proxy at the closing with respect to an aggregate of at least 1,900,000 shares of Trio common stock and agreed to provide additional proxies if necessary, as further described below; and

•	receipt by SAE of an opinion of Trio’s counsel in agreed form.

Waivers

If permitted under applicable law, either Trio or SAE may waive any inaccuracies in the representations and warranties made to such party contained in the Merger Agreement and waive compliance with any agreements or conditions for the benefit of itself or such party contained in the Merger Agreement. The condition requiring that the holders of fewer than 496,032 of the Public Shares exercise their right to convert their Public Shares into a pro-rata portion of the trust fund may not be waived. There can be no assurance that all of the conditions will be satisfied or waived.

Termination

The Merger Agreement may be terminated at any time, but not later than the closing, as follows:

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(i)	by mutual written consent of Trio and SAE;

(ii)	by either Trio or SAE if the merger is not consummated on or before June 30, 2013;

(iii)	by either Trio or SAE if a governmental entity shall have issued an order, decree, judgment or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the merger, which order, decree, ruling or other action is final and nonappealable;

(iv)	by either Trio or SAE if the other party has breached any of its covenants or representations and warranties in any material respect and has not cured its breach within 30 days of the notice of an intent to terminate, provided that the terminating party is itself not in breach;

(v)	by either Trio or SAE if, at the Trio stockholder meeting, the merger shall fail to be approved by holders of the Public Shares or the holders of less than 496,032 of the Public Shares shall not exercise conversion rights;

(vi)	by either Trio or SAE if a material adverse effect has ocurred with respect to the other party; or

(vii)	by SAE if Trio does not have cash on hand of $30,000,000 after payment of amounts that Trio may pay to converting stockholders and other agreed upon expenses and after payment of transaction costs incurred by SAE not to exceed $2,000,000 in the aggregate, all as described in the Merger Agreement.

Warrant Amendment and Exchange Offer

As a condition to entering into the Merger Agreement, SAE required that Trio effectuate certain changes with respect to its outstanding warrants. Accordingly, to accommodate such requirement and induce SAE to enter into the Merger Agreement, Trio obtained the written consent from registered holders of a majority of Trio’s outstanding warrants (the “Consenting Warrant Holders”) to increase the exercise price of such warrants to $12.00 per share and increase the redemption price of such warrants to $15.00 per share. Such amendments will become effective upon consummation of the merger. Additionally, Trio has agreed to file a registration statement on Form S-4 for the purpose of offering holders of Trio’s warrants the right to exchange their warrants for shares of Trio common stock, at the rate of ten warrants for one share of Trio common stock (the “Warrant Exchange”). The parties will seek to consummate the Warrant Exchange as soon as practicable after the closing of the merger. The Consenting Warrant Holders have agreed to participate in the Warrant Exchange with respect to the warrants held by such holders. Any warrants remaining outstanding after the consummation of the Warrant Exchange will continue to have the same terms as currently set forth in such warrants except as modified by the amendments to the exercise and redemption prices described above.

Additionally, the holders of the Unit Purchase Options (“UPOs”) to purchase 600,000 units (each consisting of one share and one warrant) at $11.00 per unit which were issued to the underwriters at the closing of Trio's initial public offering, have agreed to exchange their UPOs for an aggregate of 100,000 shares at the closing of the merger.

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Post-Merger Board of Directors of Trio

After the merger, Trio’s board of directors will consist of eight directors, of whom five will be selected by SAE and three will be selected by Trio.

Post-Merger Ownership of Trio

As a result of the merger, assuming that no stockholders of Trio elect to convert their Public Shares into cash as permitted by Trio’s amended and restated certificate of incorporation, the SAE stockholders will own approximately 44.8% of the shares of Trio common stock to be outstanding immediately after the merger and the other Trio stockholders will own approximately 55.2% of Trio’s outstanding shares of common stock, in each case based on the Trio shares of common stock outstanding as of September 30, 2012. If the maximum number of Public Shares are converted into cash, such percentages will be approximately 73.5% and 26.5%, respectively. The foregoing does not take into account shares that would be issued to SAE’s stockholders upon achievement of the EBITDA milestones. However, if the maximum number of Public Shares are converted and thereafter the full EBITDA consideration is earned, the current Trio stockholders would own only approximately 23.8% of the total outstanding stock and the SAE stockholders would own approximately 76.2%, assuming that no other shares are issued.

Notwithstanding the foregoing, certain of Trio’s founding stockholders have agreed to execute letter agreements (“Founding Stockholders’ Proxy Letters”) pursuant to which they will agree to deliver at closing proxies to the Stockholder, as representative of the stockholders of SAE, with respect to an aggregate of at least 1,900,000 shares of Trio common stock which the Stockholder may vote under certain circumstances. The actual number of shares which the proxies will cover will be determined initially on the closing of the merger so that Brian Beatty and Jeff Hastings will have control over at least 51% of Trio’s outstanding common stock after the merger. After the merger, the Founding Stockholders’ Proxy Letters also provide for Trio’s founding stockholders to grant, if necessary, additional proxies with respect to Trio common stock held by Trio’s founding stockholders, received through the Warrant Exchange or otherwise, to Stockholder in order for Brian Beatty and Jeff Hastings to continue to have control over at least 51% of Trio’s outstanding common stock.

At the closing of the merger, Trio will create a stock option plan for the benefit of employees of SAE and its subsidiaries, and shall allocate to the stock option plan for issuance thereunder the number of shares equal to five percent (5.0%) of the Trio’s common stock outstanding immediately after the closing of the merger.

Financial Information

The unaudited financial information included in Exhibit 99.2 to this Report was prepared by SAE, as a private company, and was derived from financial statements prepared in accordance with United States generally accepted accounting principles. Such financial information is not in conformity with SEC Regulation S-X. Furthermore, it includes certain financial information (EBITDA) not derived in accordance with generally accepted accounting principles. Accordingly, such financial information will be adjusted and presented differently in Trio’s proxy statement to solicit stockholder approval of the merger. Trio is filing the attached financial information (Exhibit 99.2 to this Form 8-K) as Regulation FD Disclosure material.

Investor Presentation

Trio is filing the attached investor presentation (Exhibit 99.3 to this Form 8-K) as Regulation FD Disclosure material.

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Press Release

Trio is filing the attached press release (Exhibit 99.1 to this Form 8-K) as Regulation FD Disclosure material.

Item 7.01               Regulation FD Disclosure.

Business of SAE

General

SAE is a geophysical services company offering a full range of seismic data acquisition services related to the acquisition of 2D, 3D and 3C (Multi-Component) seismic data on land, in transition zones and in shallow water. SAE's geophysical services include seismic data surveys, data processing and integrated reservoir geosciences services for its customers in the oil and natural gas industry, which include national oil companies, major international oil companies and independent oil and gas exploration and production companies in North America, South America and Southeast Asia. Seismic data is used by these companies to identify and analyze drilling prospects and maximize successful drilling. SAE's principal headquarters are located in Calgary, Alberta, Canada.

Corporate Structure

SAExploration, Inc. was originally formed on June 6, 2006, as South American Exploration, LLC, an Alaska limited liability company, and on July 20, 2011 was merged with and into a Delaware limited liability company, also named South American Exploration, LLC. On August 5, 2011, South American Exploration, LLC was converted to SAExploration, Inc., a Delaware corporation (“SAExploration”). SAE was formed on October 15, 2012, and, on November 26, 2012, as part of a corporate restructuring of SAExploration, became the parent company for SAExploration and its subsidiaries.

SAE’s operations in its various geographic locations are conducted through SAExploration and its wholly-owned branches and subsidiaries (collectively with SAE, the “Company”). The branch in Peru is named South American Exploration S.A. (Sucursal del Peru) and the branch in Colombia is South American Exploration, S.A. (Sucursal Colombiana). The table below identifies the operating subsidiaries of SAE.

Subsidiary(1)	Jurisdiction of Organization	Description
SAExploration, Inc.(2)	Delaware	Operating holding company
NES, LLC	Alaska	Operating company in Alaska
SAExploration Seismic Services (US), LLC	Delaware	Owns interest in SAExploration (Brasil) Serviços Sísmicos Ltda.
SAExploration (Australia) Pty. Ltd.	Australia	Operating company in Australia
Southeast Asian Exploration Pte., Ltd.	Singapore	Operating company in Papua New Guinea
SAExploration (Canada), Ltd.(3)	Alberta	Operating company in Canada
SAExploration (Brasil) Serviços Sísmicos Ltda.(4)	Brazil	Operating company in Brazil
Kuukpik/SAExploration, LLC(5)	Alaska	Operating company in Alaska

(1) All subsidiaries are directly wholly-owned by SAExploration, unless otherwise indicated.

(2) All outstanding shares of capital stock are held by SAE.

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(3) All outstanding shares of common stock are held by an intermediate non-operating company. All outstanding shares of common stock of the intermediate non-operating company are held indirectly by SAExploration, and 48,793 non-voting Exchangeable Shares are held by 14 individuals. The Exchangeable Shares give the holders thereof the right to exchange for shares of common stock in SAE on a one-for-one basis.

(4) 99.9% of all outstanding shares of common stock are held by SAExploration, and 0.1% of the outstanding shares are held by SAExploration Seismic Services (US), LLC.

(5) 51% member interests owned by Kuukpik Corporation and 49% member interests owned by SAExploration, Inc.

Services

The Company provides the following seismic data services:

•	Program Design
•	Planning & Permitting
•	Camp Services
•	Survey
•	Environmental assessment
•	Data acquisition, processing and interpretation

Customers

For its fiscal year ended December 31, 2011, four customers represented 58% of SAE’s consolidated revenue for the period. The Company’s largest customer in 2011 accounted for 29% of total revenue. No other customers accounted for more than 10% of total revenues in 2011. Because of the nature of the Company’s contracts and customer projects, its largest customers can change from year to year and the largest customers in any year may not be indicative of the largest customers in any subsequent year.

Government Regulations

The Company’s operations are subject to various international, federal, state and local laws and regulations. These laws and regulations govern various aspects of operations, including the discharge of explosive materials into the environment, requiring the removal and clean-up of materials that may harm the environment or otherwise relating to the protection of the environment and access to private and governmental land to conduct seismic surveys. The Company believes it has conducted its operations in substantial compliance with applicable laws and regulations governing its activities.

The costs of acquiring permits and remaining in compliance with environmental laws and regulations, title research, environmental studies and surveys are generally borne by customers. Although the Company’s direct costs of complying with applicable laws and regulations have historically not been material, the changing nature of such laws and regulations makes it impossible to predict the cost or impact of such laws and regulations on future operations. Additional United States or foreign government laws or regulations would likely increase the compliance and insurance costs associated with the Company’s customers’ operations. Significant increases in compliance expenses for customers could have a material adverse effect on customers’ operating results and cash flows, which could also negatively impact the demand for the Company’s services.

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Legal Proceedings

In the ordinary course of business, SAE and its subsidiaries are subject to legal proceedings involving contractual and employment relationships, liability claims and a variety of other matters. SAE does not believe that any currently pending legal proceedings to which it or any of its subsidiaries is a party will have a material adverse effect on SAE’s business, results of operations, cash flows or financial condition.

Competition

The acquisition of seismic data for the oil and gas industry is a highly competitive business. Factors such price, experience, availability, technological expertise and reputation for dependability and safety of a crew significantly affect a potential customer’s decision to award a contract to SAE or one of its competitors. The Company’s competitors include much larger companies, in some cases, with greater financial resources, as well as companies of comparable and smaller size. The Company competes for projects from time to time with a variety of competitors in the industry ranging from multi-national seismic companies to smaller seismic companies that operate in local markets.

Property/Facilities

The Company’s executive offices are located at 3rd floor, 3333 8th Street SE, Calgary Alberta, T2G 3A4 (Telephone: (403) 776-1950). It also maintains regional offices and warehouses in Alaska, Alberta, Canada, Australia, Brazil, Colombia, Papua New Guinea, Peru and Singapore.

The Company leases all of the facilities used in its operations. The leases are set to expire at various times over the next six years. These leases generally contain renewal options for a one year period and require the Company to pay all operating costs such as maintenance and insurance. The aggregate lease payments made by the Company for its facilities in 2011 were $920,000. SAE believes that its facilities are adequate to meet its current and foreseeable requirements for the next several years.

Senior Financing

SAE has incurred indebtedness under a Credit Agreement, dated as of November 28, 2012, among SAE, SAExploration, SAExploration Seismic Services (US), LLC, a Delaware limited liability company, and NES, LLC, an Alaska limited liability company, the lenders party thereto from time to time and CP Admin Co LLC, as Administrative Agent and Lead Arranger (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”).

Under the Credit Agreement the Company has borrowed $80,000,000, and there is a provision for the total borrowings to be increased to $100,000,000, at the request of SAExploration. None of the lenders have committed to providing any portion of any such increase. Interest accrues on the indebtedness at 13.5% per annum, and all of the outstanding equity interests in SAExploration, SAExploration Seismic Services (US), LLC and NES, LLC have been pledged as collateral along with substantially all of the U.S. assets and certain foreign assets.

Employees

As of November 30, 2012, the Company had approximately 1,500 regular, full-time employees, 45 of whom were located in the United States. From time to time and on an as-needed basis, the Company supplements its regular workforce with individuals that it hires temporarily or as independent contractors in order to meet certain business needs. The Company’s U.S. employees are not represented by any collective bargaining agreement, and SAE believes that its employee relations are good.

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Management of the Company

The Company has developed a team of leaders to manage its operations. Most of the senior managers have long tenure with the company and longer tenures in the industry. The three principal executive officers of SAE as of December 10, 2012 are as follows:

Jeff Hastings, Chairman. Mr. Hastings, age 55, is Chairman and also serves as a member of the Board of Directors of SAE. He has over 35 years experience in the geophysical services industry. Prior to joining the Company, Mr. Hastings served as President and owner of Fairweather Geophysical, which successfully maintained a significant market share in Alaska during each year of operation prior to its acquisition by CGG-Veritas (f/k/a. Veritas DGC ) in 2000. Following that acquisition, Mr. Hastings served as Head of the Alaskan Division at CGG-Veritas until assuming his role at SAE.

Brian Beatty, President and CEO. Mr. Beatty, age 50, founded SAExploration and has served as President and CEO since 2006. He also serves as a member of the Board of Directors of SAE. Mr. Beatty has over 30 years experience in the geophysical services industry. Prior to founding SAExploration, Mr. Beatty served as head of Veritas’ South American operations after beginning his career in seismic field management in 1980.

Brent Whiteley, COO, CFO, Secretary and General Counsel. Mr. Whiteley, age 47, has been COO, CFO, Secretary and General Counsel since 2011. He has over 20 years experience in the oil and gas industry, and joined the Company from CGG-Veritas where he managed its Land Acquisition business covering the Americas after obtaining his MBA from Rice University in 2006. Joining Veritas in 2000, Mr. Whiteley served as Assistant General Counsel for Veritas and then General Counsel for CGG-Veritas Americas. Prior to joining Veritas, Mr. Whiteley was in private legal practice in Houston, Texas.

Employment Agreements of the Company

Prior to the consummation of the transactions contemplated by the Merger Agreement, SAExploration intends to enter into three-year employment agreements with five of the Company’s executive officers.

Security Ownership of SAE

Stockholder, which is a company controlled by Jeff Hastings, Chairman and a Director of SAE, owns (a) 573,750 shares of SAE Common Stock, which represent over 54% of the currently outstanding shares of Common Stock, and (b) all of the shares of Series A Preferred Stock. Seismic Management, LLP, a partnership controlled by Brian Beatty, President and CEO and a Director of SAE, owns 210,000 shares of Common Stock, which represent approximately 20% of the currently outstanding shares of Common Stock. No other stockholders own more than 5% of the currently outstanding shares of Common Stock of SAE. Brent Whiteley, SAE’s COO, CFO, Secretary and General Counsel holds 50,000 shares of restricted Common Stock.

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Item 9.01               Financial Statements, Pro Forma Financial Information and Exhibits.

(d)	Exhibits:

Exhibit	Description
2.1	Agreement and Plan of Reorganization, dated as of December 10, 2012, by and among Trio Merger Corp., Trio Merger Sub, Inc., SAExploration Holdings, Inc. and CLCH, LLC.*
10.1	Form of Seller Note.
10.2	Form of Escrow Agreement among Trio Merger Corp., CLCH, LLC, the Committee (as described in the Agreement and Plan of Reorganization), and Continental Stock Transfer & Trust Company, as Escrow Agent.
10.3	Form of Lock-Up Agreement.
10.4	Form of Warrant Consent/Exchange Agreements.
10.5	Form of Registration Rights Agreement.
10.6	Form of Founding Stockholder Irrevocable Proxy Agreement.
99.1	Press release of Trio Merger Corp. dated December 11, 2012.
99.2	Certain unaudited condensed financial statements of SAExploration Holdings, Inc.
99.3	Investor Presentation.

* Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). Trio agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2012

TRIO MERGER CORP.

By:	/s/ David Sgro
Name: David Sgro
Title: Chief Financial Officer

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